Exhibit (h)(3)(xiv)

STERLING CAPITAL FUNDS

AMENDMENT TO

SUB-ADMINISTRATION SERVICES AGREEMENT

This Amendment (the “Amendment”) is effective as of July 15, 2019 by and between Sterling Capital Management LLC (“Administrator”) and The Bank of New York Mellon (“BNY Mellon”) (as assigned from BNY Mellon Investment Servicing (US) Inc.).

BACKGROUND:

A.	BNY Mellon and Administrator are parties to a Sub-Administration Services Agreement dated as of December 18, 2006, as amended (the “Agreement”), relating to BNY Mellon’s provision of certain sub-administration services with respect to Sterling Capital Funds (the “Trust”).

B.	Administrator and BNY Mellon desire to amend the Agreement as set forth herein.

C.	This Background section is incorporated by reference into and made a part of this Amendment.

TERMS:

The parties hereby agree that:

1.	Section 16(a) of the Agreement is hereby deleted in its entirety and replaced with the following:

“(a) Unless terminated pursuant to its terms, this Agreement shall continue until July 15, 2022 (the “Initial Term).”

2.	For clarity, as of the effective date of this Amendment the Agreement shall be deemed to be in its “Initial Term” (as defined in Section 1 above) rather than in a “Renewal Term.”

3.	Exhibit A to the Agreement is hereby superseded and replaced with Amended and Restated Exhibit A attached hereto.

4.	Miscellaneous.

(a)	As amended and supplemented hereby, the Agreement shall remain in full force and effect.

(b)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.

(c)	This Amendment shall be deemed to be a contract made in Delaware and governed by Delaware law, without regard to principles of conflicts of law.

(d)	The Administrator hereby represents and warrants to BNY Mellon that (i) the terms of the Agreement (as amended hereby) and (ii) the fees and expenses associated with the Agreement (as amended) have been fully disclosed to the Board of Trustees of the Trust and that, if required by applicable law, such Board of Trustees has approved or will approve the terms of the Agreement (as amended hereby) and any such fees and expenses.

(e)	The services set forth in this Amendment are not, nor shall they be construed as constituting, legal advice or the provision of legal services for or on behalf of the Trust or any other person. Neither this Amendment nor the provision of services under this Amendment establishes or is intended to establish an attorney-client relationship between BNY Mellon and the Trust or any other person.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

STERLING CAPITAL MANAGEMENT LLC

By:	/s/ Scott Haenni
Name:	Scott Haenni
Title:	Chief Operating Officer

THE BANK OF NEW YORK MELLON

By:	/s/ Wayne D. Weaver
Name:	Wayne D. Weaver
Title:	Managing Director

AMENDED AND RESTATED EXHIBIT A

THIS AMENDED AND RESTATED EXHIBIT A, effective as of July 15, 2019, is Exhibit A to that certain Sub-Administration Services Agreement dated as of December 18, 2006, as amended, between Sterling Capital Management LLC and The Bank of New York Mellon (“BNY Mellon”) (the “Agreement”) relating to BNY Mellon’s provision of certain sub-administration services with respect to Sterling Capital Funds. This Exhibit A shall supersede all previous forms of Exhibit A to the Agreement.

FUNDS

Sterling Capital Behavioral International Equity Fund

Sterling Capital Behavioral Large Cap Value Equity Fund

Sterling Capital Behavioral Small Cap Value Equity Fund

Sterling Capital Corporate Fund

Sterling Capital Diversified Income Fund

Sterling Capital Equity Income Fund

Sterling Capital Intermediate U.S. Government Fund

Sterling Capital Kentucky Intermediate Tax-Free Fund

Sterling Capital Maryland Intermediate Tax-Free Fund

Sterling Capital Mid Value Fund

Sterling Capital North Carolina Intermediate Tax-Free Fund

Sterling Capital Securitized Opportunities Fund

Sterling Capital Short Duration Bond Fund

Sterling Capital SMID Opportunities Fund

Sterling Capital South Carolina Intermediate Tax-Free Fund

Sterling Capital Special Opportunities Fund

Sterling Capital Strategic Allocation Balanced Fund

Sterling Capital Strategic Allocation Growth Fund

Sterling Capital Stratton Mid Cap Value Fund

Sterling Capital Stratton Real Estate Fund

Sterling Capital Stratton Small Cap Value Fund

Sterling Capital Total Return Bond Fund

Sterling Capital Ultra Short Bond Fund

Sterling Capital Virginia Intermediate Tax-Free Fund

Sterling Capital West Virginia Intermediate Tax-Free Fund